                                                        Exhibit 99.1

                                                        Exhibit to Annual Report
                                                        on Form 10-K of
                                                        Angelica Corporation



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                                  Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


        For the fiscal year ended   December 31, 2000
                                  -------------------------------------
                                      OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


        For the transition period from               to
                                       --------------  ----------------


        Commission file number   1-5674
                              -----------------------------------------


        A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                           THE ANGELICA CORPORATION
                           RETIREMENT SAVINGS PLAN


        B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                             ANGELICA CORPORATION
                          424 South Woods Mill Road
                      Chesterfield, Missouri 63017-3406


Financial Statements and Exhibits.
---------------------------------
         (a)   Financial Statements.                                   Pages of this
               --------------------                                    -------------
                                                                         Form 11-K
                                                                         ---------
               Report of Independent Public Accountants                       5

               Statement of Net Assets Available for                          6
               Plan Benefits - December 31, 2000 and
               1999

               Statement of Changes in Net Assets                             7
               Available for Plan Benefits for the
               Year Ended December 31, 2000

               Notes to Financial Statements and                              8-10
               Supplemental Schedules

               Schedule I                                                     11

               Schedule II                                                    12



         (b)   Exhibits.
               --------

               23.  Consent of Independent Public Accountants.

                  THE ANGELICA CORPORATION
                  RETIREMENT SAVINGS PLAN



                  Financial Statements and Supplemental Schedules
                  As of December 31, 2000 and 1999

                  Together With Auditors' Report

                          THE ANGELICA CORPORATION
                          ------------------------

                           RETIREMENT SAVINGS PLAN
                           -----------------------


               FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
               -----------------------------------------------

                         DECEMBER 31, 2000 AND 1999
                         --------------------------


                              TABLE OF CONTENTS
                              -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
   Statements of Net Assets Available for Plan Benefits--December 31, 2000
     and 1999
   Statement of Changes in Net Assets Available for Plan Benefits for the
     Year Ended December 31, 2000

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
   Schedule I: Schedule H, Line 4i - Schedule of Assets (Held at End of
     Year)--December 31, 2000
   Schedule II: Schedule H, Line 4j - Schedule of Reportable Transactions for the Year Ended December 31, 2000

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Retirement Savings Plan (the Plan) as of December 31, 2000 and 1999, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 2000. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 2000 and 1999, and the changes in net assets available for plan benefits for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                         /s/ Arthur Andersen LLP



St. Louis, Missouri,
   March 30, 2001

                                            THE ANGELICA CORPORATION
                                            ------------------------

                                             RETIREMENT SAVINGS PLAN
                                             -----------------------


                              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              ----------------------------------------------------

                                           DECEMBER 31, 2000 AND 1999
                                           --------------------------



                                                                                        2000             1999
                                                                                    -----------      -----------

                                                     ASSETS
                                                     ------

INVESTMENTS, at fair value                                                          $38,124,332      $38,145,116

OTHER ASSETS:
   Contributions receivable (including employer's contributions of $22,071 and
     $27,905, respectively)                                                             123,397          158,269
   Interest receivable                                                                   29,971           20,214
   Loan payments receivable                                                              22,694           28,277
                                                                                    -----------      -----------
           Total assets                                                              38,300,394       38,351,876
                                                                                    -----------      -----------

                                                   LIABILITIES
                                                   -----------

REFUNDABLE PARTICIPANT CONTRIBUTIONS                                                    193,435           53,723
                                                                                    -----------      -----------
           Total liabilities                                                            193,435           53,723
                                                                                    -----------      -----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                                              $38,106,959      $38,298,153
                                                                                    ===========      ===========



                        The accompanying notes are an integral part of these statements.


                                 THE ANGELICA CORPORATION
                                 ------------------------

                                  RETIREMENT SAVINGS PLAN
                                  -----------------------


              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
              --------------------------------------------------------------

                           FOR THE YEAR ENDED DECEMBER 31, 2000
                           ------------------------------------


ADDITIONS:
   Participant contributions                                                 $  3,003,043
   Employer contributions                                                         698,843
   Interest income                                                                162,028
   Dividend income                                                              2,588,468
   Rollovers                                                                      111,103
   Net depreciation in fair value of investments                                 (558,377)
   Other additions                                                                160,095
                                                                             ------------
           Total additions                                                      6,165,203
                                                                             ------------
DEDUCTIONS:
   Participant withdrawals                                                     (6,354,978)
   Other deductions                                                                (1,419)
                                                                             ------------
           Total deductions                                                    (6,356,397)
                                                                             ------------
           Net decrease                                                          (191,194)

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT BEGINNING OF YEAR                    38,298,153
                                                                             ------------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR                        $ 38,106,959
                                                                             ============



              The accompanying notes are an integral part of this statement.

                          THE ANGELICA CORPORATION
                          ------------------------

                           RETIREMENT SAVINGS PLAN
                           -----------------------


          NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          --------------------------------------------------------

                         DECEMBER 31, 2000 AND 1999
                         --------------------------


1.  DESCRIPTION OF PLAN:
    --------------------

The following description of The Angelica Corporation Retirement Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan documents.

General
-------

The Plan, as amended and restated, was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by UMB Bank (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time employees who are residents of the United States and who have either (i) completed six months (one year, prior to June 1, 2000) of service with the Company and are age 21 or older or (ii) completed two years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals.

For each plan year beginning on and after January 1, 2000, the Company provides a matching contribution of 30% of 1% for each 1% (up to a maximum of 6%) of the total amount of compensation deferred by the participant per year.

Vesting
-------

The salary deferral and company matching contributions of each participant's account and earnings thereon are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Loans bear interest at the prime rate plus 1/2% at the time the loan was made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

      Upon enrollment or reenrollment, each participant shall direct that his or her contributions be invested in one or more of the investment options below in increments of at least 5%. Such direction may be revised by participants on a monthly basis.

           Company Stock Fund
              This fund is invested in Angelica Corporation Common Stock.

           Mutual Fund
              Each participant may choose to invest in the American Balanced Fund, the EuroPacific Growth Fund, the Federated Max Cap Fund, the Fidelity Aggressive Growth Fund, the Managers Special Equity Fund and/or the Washington Mutual Investors Fund.

           Corporate Bond Fund
              This fund is invested in the Fidelity Advisor Strategic Income
              Fund.

           Interest Income Fund
              This fund is invested in group annuity contracts with the Federated Capital Preservation Fund.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The average cost method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value, which approximates fair value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Net Appreciation in Fair Value of Investments
---------------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net appreciation or depreciation in fair value of investments, including the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments, based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

3.  INVESTMENTS:
    ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 2000 and 1999, are as follows:

      December 31, 2000:
        American Balanced Fund                                 $  2,209,344
        Washington Mutual Investors Fund                         11,859,923
        Federated Capital Preservation Fund                      19,098,035

      December 31, 1999:
        American Balanced Fund                                 $  2,017,049
        Washington Mutual Investors Fund                         12,773,123
        Federated Capital Preservation Fund                      19,555,376

During 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value as follows:

      Mutual funds                                                $(532,069)
      Common stock                                                  (26,308)
                                                                  ---------
                                                                  $(558,377)
                                                                  =========

4.  INCOME TAX STATUS:
    ------------------

The Company has received a determination letter dated May 25, 1994, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.  TERMINATION OF THE PLAN:
    ------------------------

The Company reserves the right to terminate its participation in the Plan, although it has not expressed any intent to do so.

                                                                                                              SCHEDULE I




                                                THE ANGELICA CORPORATION
                                                ------------------------

                                                 RETIREMENT SAVINGS PLAN
                                                 -----------------------


                             SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             --------------------------------------------------------------

                                                    DECEMBER 31, 2000
                                                    -----------------


                                                                           Number of
                                                                           Shares or
                                                                           Principal
                                                                             Amount           Cost           Fair Value
                                                                          -----------      -----------      -----------
COMPANY STOCK FUND:
   Angelica Corporation Common Stock (a)                                   10,746.604      $ 1,627,023      $ 1,038,803
                                                                                           -----------      -----------
                                                                                             1,627,023        1,038,803
                                                                                           -----------      -----------
CORPORATE BOND FUND:
   Fidelity Advisor Strategic Income Fund                                   1,270.398           12,885           12,844
                                                                                           -----------      -----------
                                                                                                12,885           12,844
                                                                                           -----------      -----------
MUTUAL FUND:
   American Balanced Fund                                                 142,814.756        2,193,686        2,209,344
   Washington Mutual Investors Fund                                       408,540.217       13,137,697       11,859,923
   EuroPacific Growth Fund                                                 19,412.270          774,704          608,575
   Federated Max Cap Fund                                                  43,027.626        1,218,496        1,151,419
   Fidelity Aggressive Growth Fund                                          4,919.822          252,672          177,950
   Managers Special Equity Fund                                             1,529.470          144,659          117,463
                                                                                           -----------      -----------
                                                                                            17,721,914       16,124,674
                                                                                           -----------      -----------
INTEREST INCOME FUND:
   Federated Capital Preservation Fund                                    $19,098,035       19,098,035       19,098,035
   Loans to participants, interest rates ranging from 6.50%
     to 9.50% (a)                                                         $ 1,622,089        1,622,089        1,622,089
   UMB Money Market (a)                                                   $   227,887          227,887          227,887
                                                                                           -----------      -----------
                                                                                            20,948,011       20,948,011
                                                                                           -----------      -----------
           Total investments                                                               $40,309,833      $38,124,332
                                                                                           ===========      ===========

(a)  Also a party-in-interest.



                           The accompanying notes are an integral part of this schedule.

                                                                                                            SCHEDULE II






                                                THE ANGELICA CORPORATION
                                                ------------------------

                                                RETIREMENT SAVINGS PLAN
                                                -----------------------


                              SCHEDULE H, LINE 4j - SCHEDULE OF REPORTABLE TRANSACTIONS(a)
                              ------------------------------------------------------------

                                          FOR THE YEAR ENDED DECEMBER 31, 2000
                                          ------------------------------------


                                          Purchases                                      Sales
                                 ---------------------------    -------------------------------------------------------
                                  Number of        Purchase       Number of                     Cost of         Gain/
    Description of Asset         Transactions        Price      Transactions   Sales Price       Assets        (Loss)
    --------------------         ------------     ----------    ------------   -----------     ----------    ----------

Washington Mutual
   Investors Fund                     82          $2,480,095        121         $2,754,988     $3,128,725    $(373,737)

Federated Capital
   Preservation Fund                  83           3,671,978        147          3,880,573      3,074,643      805,930

UMB Money Market (b)                  87           3,419,644         71          3,591,356      3,591,356         -


(a) Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

(b)  Also a party-in-interest.




                             The accompanying notes are an integral part of this schedule.

                                                                      Exhibit 23
                                                                         of 11-K


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


         As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Retirement Savings Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-5524.


                                         /s/ Arthur Andersen LLP
                                         ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 24, 2001